Exhibit 10.3

PROTECTION ONE ALARM MONITORING, INC.,

as Issuer,

and

THE GUARANTORS LISTED

ON THE SIGNATURE PAGES HERETO,

as Guarantors

8 1/8% SENIOR SUBORDINATED NOTES DUE 2009

SUPPLEMENTAL INDENTURE
Dated as of April 18, 2005

TO

INDENTURE

Dated as of December 21, 1998

THE BANK OF NEW YORK,

as Trustee

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 18, 2005 among Protection One Systems, Inc., a Delaware corporation, Protection One Data Services, Inc., a Delaware corporation, Security Monitoring Services, Inc., a Florida corporation, Protection One Alarm Monitoring of Mass, Inc., a Massachusetts corporation (each a “Guaranteeing Subsidiary” and a subsidiary of Protection One Alarm Monitoring, Inc. (the “Company”)), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 21, 1998 providing for the issuance of its 8 1/8% Senior Subordinated Notes due 2009 (the “Notes”); and

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees as follows:

(a)                                  Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)                                     the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest and Additional Interest, if any, on the overdue principal and premium, if any, and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture; and

(ii)                                  in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at maturity, by acceleration or otherwise.

(b)                                 The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)                                 This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and each Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                    Each Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                 As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h)                                 The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)                                     Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

3.                                       EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                       GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a)                                  Nothing contained in this Supplemental Indenture shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary, as an entirety or substantially as an entirety, to the Company or the Guarantor.  Upon any such consolidation, merger, sale or conveyance, the Note Guarantee given by such Guaranteeing Subsidiary shall no longer have any force or effect.

(b)                                 Nothing contained in this Supplemental Indenture shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into a Person (provided such Person is a corporation, partnership or trust) other than the Company or another Guarantor or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety to any such Person (whether or not an Affiliate of the Guarantor).  Upon the sale or disposition of any Guaranteeing Subsidiary (or all or substantially all of its assets) to a Person which is not a Subsidiary of the Company, which is otherwise in compliance with this Supplemental Indenture, such Guaranteeing Subsidiary shall be deemed released from all its obligations under this Supplemental Indenture and its Note Guarantee and such Note Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Guaranteeing Subsidiary under all its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer.

(c)                                  The Trustee shall, at the Company’s expense, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 4.  If such Guaranteeing Subsidiary is not so released it remains liable for the full amount of principal of and interest on the Notes as provided in this the Supplemental Indenture.

5.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such,

shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

6.                                       NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.                                       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PROTECTION ONE ALARM MONITORING, INC.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President and CEO

PROTECTION ONE, INC.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President and CEO

NETWORK MULTIFAMILY SECURITY CORPORATION

By:	/s/ Steve Williams
Name: Steve Williams
Title: President

PROTECTION ONE SYSTEMS, INC.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President

PROTECTION ONE DATA SERVICES, INC.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President

[Sig Page to Supp Indenture]

SECURITY MONITORING SERVICES, INC.

By:	/s/ Illegible
Name:
Title:

PROTECTION ONE ALARM MONITORING OF MASS, INC.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Melonee Young
Name: Melonee Young
Title: Agent